Exhibit 99.1

Kaltura Announces Financial Results for First Quarter 2022

NEW YORK, May 10, 2022 -- Kaltura, Inc. (“Kaltura” or the “Company”), the video experience cloud, today announced financial results for the first quarter ended March 31, 2022, as well as outlook for the second quarter and full year 2022.

“Kaltura’s first quarter revenue and adjusted EBITDA exceeded the high end of our guidance range,” said Ron Yekutiel, Co-founder, Chairman and Chief Executive Officer of Kaltura. “We continue to believe that our exciting new lower-touch and self-serve products, including our enterprise event platform, coupled with a larger salesforce, will enable us to meet our growth targets.”

First Quarter 2022 Financial Highlights:

•    Revenue for the first quarter of 2022 was $41.7 million, an increase of 11% compared to $37.7 million for the first quarter of 2021.

•    Subscription revenue for the first quarter of 2022 was $37.0 million, an increase of 14% compared to $32.3 million for the first quarter of 2021.

•    Annualized Recurring Revenue (ARR) for the first quarter of 2022 was $147.7 million, an increase of 15% compared to $128.6 million for the first quarter of 2021.

•    GAAP Gross profit for the first quarter of 2022 was $26.3 million, representing a gross margin of 63% compared to a GAAP gross profit of $22.1 million and gross margin of 59% for the first quarter of 2021.

•    Non-GAAP Gross profit for the first quarter of 2022 was $26.8 million, representing a non-GAAP gross margin of 64%, compared to a non-GAAP gross profit of $22.6 million and non-GAAP gross margin of 60% for the first quarter of 2021.

•    GAAP Operating loss was $14.7 million for the first quarter of 2022, compared to an operating loss of $8.6 million for the first quarter of 2021.

•    Non-GAAP Operating loss was $8.8 million for the first quarter of 2022, compared to a non-GAAP operating loss of $1.6 million for the first quarter of 2021.

•    GAAP Net loss was $16.9 million or $0.13 per diluted share for the first quarter of 2022, compared to a GAAP net loss of $15.6 million, or $0.73 per diluted share, for the first quarter of 2021.

•    Non-GAAP Net loss was $11.0 million or $0.09 per diluted share for the first quarter of 2022, compared to a non-GAAP net loss of $4.4 million, or $0.04 per diluted share, for the first quarter of 2021.

•    Adjusted EBITDA was $(8.4) million for the first quarter of 2022, compared to adjusted EBITDA of $(1.3) million for the first quarter of 2021.

•    Net Cash Used in Operating Activities was $19.6 million for the first quarter of 2022, compared to $6.6 million for the first quarter of 2021.

First Quarter 2022 Business Highlights:

•Continued to sell our Virtual Events solution for large flagship events, along with event services.
•Continued to invest in our new Event Platform that automates the creation and management of all enterprise events, at scale.
•Expanded our sales pipeline for the new Event Platform, which includes Fortune 100 and 500 companies.
•Continued to move down-market by optimizing and scaling our digital operations, advancing our new self-serve offerings, as well as ramping up our inside sales team to cater to transactional sales.
•Continued expanding our product offering down-market, from catering to large telcos to also powering mid-sized media companies, by providing them an easy-to-deploy end-to-end streaming platform that also includes front-end user experience and monetization tools.

Financial Outlook:

For the second quarter of 2022, Kaltura currently expects:

•    Subscription Revenue to grow by 1%-3% year-over-year to between $36.8 million and $37.6 million.
•    Total Revenue to grow by 0%-2% year-over-year to between $41,6 million and $42.4 million.
•    Adjusted EBITDA to be negative in the range of $8.5 million to $11.5 million.

For the full year ending December 31, 2022, Kaltura currently expects:

•    Subscription Revenue to grow by 10%-13% year-over-year to between $159.5 million and $163.8 million.
•    Total Revenue to grow by 5%-8% year-over-year to between $173.3 million and $178.2 million.
•    Adjusted EBITDA to be negative in the range of $27.0 million to $32.0 million.

The guidance provided above contains forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. Kaltura has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. The reconciliation for Adjusted EBITDA includes but is not limited to the following items: stock-based compensation expenses, depreciation, amortization, financial expenses (income), net, provision for income tax, and other non-recurring operating expenses. These items, which could materially affect the computation of forward-looking GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

Additional information on Kaltura’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.

Conference Call

Kaltura will host a conference call today on May 10, 2022 to review its first quarter 2022 financial results and to discuss its financial outlook.

Time:	8:00 a.m. ET
United States/Canada Toll Free:	877-407-0789
International Toll:	+1-201-689-8562
Conference ID:	13728591

A live webcast will also be available in the Investor Relations section of Kaltura’s website at: https://investors.kaltura.com/news-and-events/events

A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Kaltura

Kaltura’s mission is to power any video experience for any organization. Our Video Experience Cloud offers live, real-time, and on-demand video products for enterprises of all industries, as well as specialized industry solutions, currently for educational institutions and for media and telecom companies. Underlying our products and solutions is a broad set of Media Services that are also used by other cloud platforms and companies to power video experiences and workflows for their own products. Kaltura’s Video Experience Cloud is used by leading brands reaching millions of users, at home, at school and at work, for communication, collaboration, training, marketing, sales, customer care, teaching, learning, virtual events, and entertainment experiences.

Investor Contacts:
Kaltura
Yaron Garmazi
Chief Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:
Kaltura
Lisa Bennett
pr.team@kaltura.com

Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding our future financial and operating performance, including our guidance; our business strategy, plans and objectives for future operations; the expected effect of new releases on our business and financial performance; and general business conditions, including as a result of the pandemic related to COVID-19 and its variants.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to manage and sustain our rapid growth; our ability to achieve and maintain profitability; the evolution of the markets for our offerings; the quarterly fluctuation in our results of operations; our ability to retain our customers; our ability to keep pace with technological and competitive developments; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; our reliance on third parties; our ability to retain our key personnel; risks related to our international operations; and the other risks under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Non-GAAP Financial Measures

Kaltura has provided in this press release and the accompanying tables measures of financial information that have not been prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), including non-GAAP gross profit, non-GAAP gross margin (calculated as a percentage of revenue), non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP operating margin (calculated as a percentage of revenue), non-GAAP net loss, non-GAAP net loss per share and Adjusted EBITDA. Kaltura defines these non-GAAP financial measures as the respective corresponding GAAP measure, adjusted for, as applicable: (1) preferred stock accretion and cumulative undeclared dividends; (2) stock-based compensation; (3) the amortization of acquired intangibles; (4) other non-recurring operating expenses; and (5) remeasurement of warrants to fair value. Kaltura defines EBITDA as net profit (loss) before financial expenses, net, provision for income taxes, and depreciation and amortization expenses. Adjusted EBITDA is defined as EBITDA (as defined above), adjusted for the impact of certain non-cash and other non-recurring items that we believe are not indicative of our core operating performance, such as non-cash stock-based compensation expenses and other non-recurring operating expenses. We believe these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Kaltura’s financial condition and results of operations. These non-GAAP metrics are a supplemental measure of our performance, are not defined by or presented in accordance with GAAP, and should not be considered in isolation or as an alternative to net profit (loss) or any other performance measure prepared in accordance with GAAP. Non-GAAP financial measures are presented because we believe that they provide useful supplemental information to investors and analysts regarding our operating performance and are frequently used by these parties in evaluating companies in our industry. By presenting these non-GAAP financial measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Additionally, our management uses these non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing the operating performance of our business on a consistent basis between periods, as described above. Although we use the non-GAAP financial measures described above, such measures have significant limitations as analytical tools and only supplement but do not replace, our financial statements in accordance with GAAP. See the tables below regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Key Financial and Operating Metrics

Annualized Recurring Revenue. We use Annualized Recurring Revenue (“ARR”) as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring customer contracts. We calculate ARR by annualizing our recurring revenue for the most recently completed fiscal quarter. Recurring revenues are generated from SaaS and PaaS subscriptions, as well as term licenses for software installed on the customer's premises (“On-Prem”). For the SaaS and PaaS components, we calculate ARR by annualizing the actual recurring revenue recognized for the latest fiscal quarter. For the On-Prem component for which revenue recognition is not ratable across the license term, we calculate ARR for each contract by dividing the total contract value (excluding professional services) as of the last day of the specified period by the number of days in the contract term and then multiplying by 365. Recurring revenue excludes revenue from one-time professional services and setup fees. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades or downgrades, pending renewals, foreign exchange rate fluctuations, professional services revenue and acquisitions or divestitures. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Dollar Retention Rate. Our Net Dollar Retention Rate, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our Net Dollar Retention Rate for a given period as the recognized recurring revenue from the latest reported fiscal quarter from the set of customers whose revenue existed in the reported fiscal quarter from the prior year (the numerator), divided by recognized recurring revenue from such customers for the same fiscal quarter in the prior year (denominator). For annual periods, we report Net Dollar Retention Rate as the arithmetic average of the Net Dollar Retention Rate for all fiscal quarters included in the period. We consider subdivisions of the same legal entity (for example, divisions of a parent company or separate campuses that are part of the same state university system) to be a single customer for purposes of calculating our Net Dollar Retention Rate. Our calculation of Net Dollar Retention Rate for any fiscal period includes the positive recognized recurring revenue impacts of selling new services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our Net Dollar Retention Rate may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of Net Dollar Retention Rate may differ from similarly titled metrics presented by other companies.

Remaining Performance Obligations. Remaining Performance Obligations represents the amount of contracted future revenue that has not yet been delivered, including both subscription and professional services revenues. Remaining Performance Obligations consists of both deferred revenue and contracted non-cancelable amounts that will be invoiced and recognized in future periods. We expect to recognize 59% of our Remaining Performance Obligations as revenue over the next 12 months, and the remainder thereafter, in each case, in accordance with our revenue recognition policy; however, we cannot guarantee that any portion of our Remaining Performance Obligations will be recognized as revenue within the timeframe we expect or at all.

Consolidated Balance Sheets (U.S. dollars in thousands)

	As of
	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	119,542	143,949
Trade receivables	19,841	17,509
Prepaid expenses and other current assets	8,137	5,110
Deferred contract acquisition and fulfillment costs, current	9,306	9,079

Total current assets	156,826	175,647

LONG-TERM ASSETS:
Property and equipment, net	11,128	9,503
Other assets, noncurrent	2,714	2,543
Deferred contract acquisition and fulfillment costs, noncurrent	21,627	22,621
Operating lease right-of-use assets	4,253	—
Intangible assets, net	1,696	1,909
Goodwill	11,070	11,070

Total noncurrent assets	52,488	47,646

TOTAL ASSETS	209,314	223,293

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term loans	3,544	2,794
Trade payables	4,947	6,480
Employees and payroll accruals	16,789	18,627
Accrued expenses and other current liabilities	17,602	18,496
Operating lease liabilities	735	—
Deferred revenue, current	48,762	51,689

Total current liabilities	92,379	98,086

NONCURRENT LIABILITIES:
Deferred revenue, noncurrent	1,740	1,953
Long-term loans, net of current portion	34,349	35,795
Operating lease liabilities, noncurrent	3,600	—
Other liabilities, noncurrent	2,325	2,185

Total noncurrent liabilities	42,014	39,933

TOTAL LIABILITIES	134,393	138,019

Consolidated Balance Sheets (U.S. dollars in thousands)

	As of
	March 31, 2022	December 31, 2021
	(Unaudited)
STOCKHOLDERS' EQUITY:
Common stock	13	13
Treasury stock	(4,881)	(4,881)
Additional paid-in capital	418,826	412,776
Accumulated other comprehensive income	523	—
Accumulated deficit	(339,560)	(322,634)

Total stockholders' equity	74,921	85,274

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$209,314	$223,293

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)

	Three months ended March 31,
	2022	2021
	(Unaudited)

Revenue:

Subscription	$37,017	$32,342
Professional services	4,698	5,371

Total revenue	41,715	37,713

Cost of revenue:

Subscription	9,650	9,876
Professional services	5,796	5,706

Total cost of revenue	15,446	15,582

Gross profit	26,269	22,131

Operating expenses:

Research and development	14,873	10,899
Sales and marketing	14,616	10,162
General and administrative	11,438	7,947
Other operating expenses	—	1,724

Total operating expenses	40,927	30,732

Operating loss	14,658	8,601

Financial expenses, net	182	5,149

Loss before provision for income taxes	14,840	13,750
Provision for income taxes	2,086	1,806

Net loss	16,926	15,556

Preferred stock accretion and cumulative undeclared dividends	—	3,260

Net loss attributable to common stockholders	$16,926	$18,816

Net loss per share attributable to common stockholders, basic and diluted	$0.13	$0.73

Weighted average number of shares used in computing basic and diluted net loss per share attributable to common stockholders	127,832,785	25,662,581

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)

Stock-based compensation included in above line items:

	Three months ended March 31,
	2022	2021
	(Unaudited)

Cost of revenue	$412	$281
Research and development	1,028	933
Sales and marketing	926	740
General and administrative	3,318	3,006

Total	$5,684	$4,960

Revenue by Segment (U.S. dollars in thousands):

	Three months ended March 31,
	2022	2021
	(Unaudited)

Enterprise, Education and Technology	$29,727	$27,318
Media and Telecom	11,988	10,395

Total	$41,715	$37,713

Gross Profit by Segment (U.S. dollars in thousands):

	Three months ended March 31,
	2022	2021
	(Unaudited)

Enterprise, Education and Technology	$20,766	$18,748
Media and Telecom	5,503	3,383

Total	$26,269	$22,131

Consolidated Statement of Cash Flows (U.S. dollars in thousands)

	Three months ended March 31,
	2022	2021
	(Unaudited)
Cash flows from operating activities:
Net loss	$(16,926)	$(15,556)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	615	597
Stock-based compensation expenses	5,684	4,960
Amortization of deferred contract acquisition and fulfillment costs	2,443	1,486
Change in valuation of warrants to purchase preferred and common stock	—	4,151
Non-cash interest expenses	39	162
Non-cash expenses with respect to stockholders’ loans	—	882
Changes in operating assets and liabilities:
Increase in trade receivables	(2,332)	(6,671)
Increase in prepaid expenses and other current assets and other assets, noncurrent	(594)	(1,881)
Increase in deferred contract acquisition and fulfillment costs	(1,653)	(4,107)
Increase (decrease) in trade payables	(1,498)	721
Increase (decrease) in accrued expenses and other current liabilities	(430)	2,434
Increase (decrease) in employees and payroll accruals	(1,838)	1,185
Decrease in other liabilities, noncurrent	(42)	(352)
Increase (decrease) in deferred revenue	(3,140)	5,425
Operating lease right-of-use assets and lease liabilities, net	82	—

Net cash used in operating activities	(19,590)	(6,564)

Cash flows from investing activities:

Investment in short-term bank deposit	(1,850)	—
Purchases of property and equipment	(445)	(517)
Capitalized internal-use software	(1,767)	(740)

Net cash used in investing activities	(4,062)	(1,257)

Cash flows from financing activities:

Proceeds from long-term loans, net of debt issuance cost	—	29,438
Repayment of long-term loans	(750)	(28,333)
Principal payments on finance leases	(128)	(497)
Proceeds from exercise of stock options	244	212
Payment of debt issuance costs	(125)	—
Payment of deferred offering costs	—	(1,937)

Net cash used in financing activities	(759)	(1,117)

Net decrease in cash, cash equivalents and restricted cash	$(24,411)	$(8,938)
Cash, cash equivalents and restricted cash at the beginning of the period	144,371	28,355
Cash, cash equivalents and restricted cash at the end of the period	$119,960	$19,417

Reconciliation from GAAP to Non-GAAP Results (U.S. dollars in thousands)

	Three months ended March 31,
	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$26,269	$22,131
Stock-based compensation expense	412	281
Amortization of acquired intangibles	104	194
Non-GAAP gross profit	$26,785	$22,606
GAAP gross margin	63%	59%
Non-GAAP gross margin	64%	60%
Reconciliation of operating expenses
GAAP research and development expenses	$14,873	$10,899
Stock-based compensation expense	1,028	933
Amortization of acquired intangibles	—	—
Non-GAAP research and development expenses	$13,845	$9,966
GAAP sales and marketing	$14,616	$10,162
Stock-based compensation expense	926	740
Amortization of acquired intangibles	109	102
Non-GAAP sales and marketing expenses	$13,581	$9,320
GAAP general and administrative expenses	$11,438	$7,947
Stock-based compensation expense	3,318	3,006
Amortization of acquired intangibles	—	—
Non-GAAP general and administrative expenses	$8,120	$4,941
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(14,658)	$(8,601)
Stock-based compensation expense	5,684	4,960
Amortization of acquired intangibles	213	296
Other operating expenses[1]	—	1,724
Non-GAAP operating loss	$(8,761)	$(1,621)
GAAP operating margin	(35)%	(23)%
Non-GAAP operating margin	(21)%	(4)%
Reconciliation of net loss
GAAP net loss attributable to common stockholders	$16,926	$18,816
Preferred stock accretion and cumulative undeclared dividends	—	3,260
Stock-based compensation expense	5,684	4,960
Amortization of acquired intangibles	213	296
Other operating expenses[1]	—	1,724
Remeasurement of warrants to fair value	—	4,151
Non-GAAP net loss attributable to common stockholders	$11,029	$4,425

Non-GAAP net loss per share - basic and diluted	$0.09	$0.04

Shares used in non-GAAP per share calculations:
GAAP weighted-average shares used to compute net income per share - basic and diluted	127,832,785	25,662,581
Additional shares giving effect to conversion of convertible and redeemable convertible preferred shares at the beginning of the period[2]	—	76,219,725
Weighted average number of ordinary shares outstanding used in computing basic and diluted net loss per share (non-GAAP)	127,832,785	101,882,306
1 Other operating expenses in the three months ended March 31, 2021 consisted of expenses related to the forgiveness of loans to certain of our directors and executive officers in connection with the public filing of the registration statement for our initial public offering.
2 Assumes shares of common stock outstanding after accounting for the automatic conversion of the convertible and redeemable convertible preferred stock then outstanding into shares of common stock at the beginning of the fiscal year.

Adjusted EBITDA (U.S. dollars in thousands)

	Three months ended March 31,
	2022	2021

Net loss	$(16,926)	$(15,556)
Financial expenses, net (a)	182	5,149
Provision for income taxes	2,086	1,806
Depreciation and amortization	615	597
EBITDA	(14,043)	(8,004)
Non-cash stock-based compensation expense	5,684	4,960
Other operating expenses (b)	—	1,724
Adjusted EBITDA	$(8,359)	$(1,320)

(a)The three months ended March 31, 2022 and 2021, include $0 and $4,151, respectively, of remeasurement of warrants to fair value, and $498 and $850, respectively, of interest expenses.
(b)Other operating expenses in the three months ended March 31, 2021 consisted of expenses related to the forgiveness of loans to certain of our directors and executive officers in connection with the public filing of the registration statement for our initial public offering.

Reported KPIs

	March 31,
	2022	2021
	(U.S. dollars, amounts in thousands)
Annualized Recurring Revenue	$147,705	$128,586
Remaining Performance Obligations	$171,223	$145,963

	Three months ended March 31,
	2022	2021
Net Dollar Retention Rate	107%	116%